UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012 (July 23, 2012)

J. ALEXANDER’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On July 23, 2012, J. Alexander’s Corporation, a Tennessee corporation (the “Company”) issued a press release announcing the end of the “go-shop” period under the previously announced Agreement and Plan of Merger (the “Merger Agreement”) with Fidelity National Financial, Inc., a Delaware corporation (“Parent”) and certain affiliates of Parent, including American Blue Ribbon Holdings, Inc., a newly-formed Delaware corporation and an indirect, majority-owned subsidiary of Parent (“ABRH”). A copy of the press release is furnished herewith as Exhibit 99.1.

Cautionary Statement Regarding Forward Looking Information

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained in this communication, particularly information regarding the expected date of closing and potential benefits of the transactions, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.  Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning.  Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, the following risks and uncertainties: the failure to receive, on a timely basis or otherwise, the requisite approvals by the Company’s shareholders and governmental or regulatory agencies; the risk that a condition to closing of the proposed transactions may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the effects of disruptions to business operations resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risk of shareholder litigation in connection with the transactions and any related significant costs of defense, indemnification and liability; the possibility that costs or difficulties related to the integration of the Company and ABRH operations will be greater than expected; and the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected.  Further, the businesses of the Company and ABRH remain subject to a number of general risks and other factors that may cause actual results to differ materially.  There can be no assurance that the proposed transactions will in fact be consummated or a superior proposal will emerge.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the Securities and Exchange Commission (the “SEC”), including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012. These forward-looking statements reflect the Company’s expectations as of the date of this communication. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

A description and a copy of Merger Agreement can be found on the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2012.  In connection with the proposed transaction, ABRH and J. Alexander’s will be filing documents with the SEC, including the filing by ABRH of a registration statement on Form S-4 that will include a proxy statement of J. Alexander’s that also constitutes a prospectus of ABRH. J. Alexander’s shareholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus when they become available, as well as other documents filed with the SEC, because they will contain important information. The final joint proxy statement/prospectus will be mailed to shareholders of J. Alexander’s. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, at the Company’s web site at www.jalexanders.com or by requesting copies from the Secretary of J. Alexander’s by telephone at (615) 269-1900.

Participants in the Merger Solicitation

J. Alexander’s and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning J. Alexander’s executive officers and directors is set forth in its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 2, 2012, and on Amendments No. 1 and No. 2 to its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 30, 2012, and May 15, 2012, respectively. Additional information regarding the interests of participants of J. Alexander’s in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from J. Alexander’s using the contact information above.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits.

99.1   Press Release, dated July 23, 2012, issued by J. Alexander's Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date:	July 24, 2012	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 23, 2012, issued by J. Alexander’s Corporation